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                           DEBT CONVERSION AGREEMENT

     THIS DEBT CONVERSION AGREEMENT is entered into as of the 1Oth day of May, 1999, between THE CHILDREN'S BEVERAGE GROUP, INC., a Delaware corporation (the "Company") and RANGER ENTERPRISES, INC., a corporation organized under the laws of the Turks and Caicos Islands ("Investor").

                                   RECITALS:

     A. The Company is indebted to Investor in the aggregate principal amount of $565,000, plus all interest accrued through the date hereof (the "Investor Debt"), pursuant to unsecured promissory notes dated November 10, 1998 (in the principal amount of $150,000), December 20, 1998 (in the principal amount of $165,000) and February 2, 1999 (in the principal amount of $200,000) (collectively, the "Notes").

     B. The Company and Investor desire, upon the terms and subject to the conditions set forth in this Agreement, that the Investor Debt be converted into shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), at the conversion price of $.60 per share.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Cancellation of Investor Debt; Issuance of Conversion Shares. The Company hereby agrees to issue to Investor that number of shares of Common Stock determined by dividing (a) the aggregate Investor Debt as of the date hereof by
(b) $.60 (the "Conversion Shares") in consideration for the cancellation by Investor of all Investor Debt. Investor hereby agrees, against delivery of certificates representing the Conversion Shares, to cancel the Investor Debt and to forever release and discharge the Company and all of its officers, directors, agents, attorneys, employees, representatives, successors and assigns, from the Investor Debt and any and all causes of action, judgments, liens, damages, losses, claims, liabilities and demands related thereto. Certificates representing the Conversion Shares shall promptly be delivered to Investor following execution of this Agreement.

     2. Piggyback Registration Rights. At any time that the Company shall propose to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for the registering the Conversions Shares to the public), it will give written notice to such effect to Investor at least 30 days prior to such filing. Upon the written request (the "Registration Request") of Investor received by the Company within 20 days after the giving of such notice by the Company to register any or all of the issued and outstanding Conversion Shares, the Company will cause the Conversion Shares as to which registration shall have been so requested to be included in

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the securities to be covered by the registration statement proposed to be filed by the Company.

     Notwithstanding the foregoing, in the event that any registration pursuant to this Section 2 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of Conversion Shares to be included in such an underwriting may be reduced if and to the extent that such inclusion would reduce the number of shares to be offered by the Company.

     3. Investor Representations and Warranties. Investor hereby represents and warrants to the Company as follows:

          (a) Investor is acquiring the Conversion Shares for its own account, for investment purposes only and not with a view towards the distribution thereof, provided, however, that by making such representation, Investor does not agree to hold the Conversion Shares for any minimum or other specific term and reserves the right to dispose of the Conversion Shares at any time in accordance with federal and state securities laws applicable to such disposition;

          (b) Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its acquisition of Conversion Shares and Investor can afford to lose the entire value of such investment;

          (c) all documents, books and records pertaining to any investment of the Company have been made available for inspection by Investor; and

          (d) Investor has had both the opportunity to ask questions of and receive answers from the officers and directors of the company and all persons acting on its behalf concerning the terms and conditions of the issuance of the Conversion Shares hereunder and to obtain any additional information with respect thereto.

     4. Company Representations and Warranties. The Company hereby represents and warrants to Investor as follows:

          (a) the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action; this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

          (b) the Conversion Shares, when delivered by the Company to Investor in accordance with the terms and conditions of this Agreement, will be duly and validly issued and fully paid and nonassessable,

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     5.   Restriction on Transfer. Investor acknowledges that the Conversion
Shares have not been registered under the Securities Act and that, subject to
Section 2 hereof, the Company is not obligated to register any of the Conversion Shares under the Securities Act. Anything in this Agreement to the contrary notwithstanding, Investor hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Conversion Shares acquired by him without registration under the Securities Act, or in the event that they are not so registered, unless (i) an exemption from registration under the Securities Act is available thereunder and (ii) Investor has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt. Investor further acknowledges that in the event the Conversion Shares are not registered under the Securities Act, the certificates evidencing such Shares shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY APPLICABLE EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.

     6.   Miscellaneous.


               (a) Notices. All notices, requests, deliveries, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or by private courier, or sent by registered or certified mail, return receipt requested, postage prepaid, properly addressed to the parties at the following addresses:

          If to the Investor:  Ranger Enterprises, Inc.
                               c/o Temple Trust Company Ltd.
                               Tropicana Plaza
                               Leeward Highway
                               Providenciales, Turks and Caicos Islands
                               Attention: Ms. Zennie Morris

          If to the Company:   The Children's Beverage Group, Inc.
                               330 Melvin Drive, Suite I
                               Northbrook, Illinois 60062
                               Attention: President

     or to such other address as any party shall have specified by notice in writing to the other parties. Notice shall be deemed duly given when delivered or three days after the date sent if mailed as provided herein.

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          (b)  Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

          (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto.

          (d) Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their heirs, successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any other person any rights, remedies, obligations or liabilities.

          (e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without regard to conflict of law principles.

          (f) Headings. The headings contained in this Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                            RANGER ENTERPRISES, INC.




                          BY: /s/ ZENNIE MORRIS AUTHORIZED SIGNATORY
                              --------------------------------------
                          Its: DIRECTOR - TEMPLE DIRECTORS LTD.
                               -------------------------------------


                          THE CHILDREN'S BEVERAGE GROUP, INC.

                          BY: /s/ JON DARMSTADTER
                              --------------------------------------
                          Its: President
                               -------------------------------------

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